UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FOR IMMEDIATE RELEASE

NTS and Concerned NTS Shareholders Reach Agreement

Lubbock, TX – November 6, 2012 – NTS, Inc. (NYSE MKT/TASE: NTS) and Concerned NTS Shareholders (CNS) announced that the parties have reached an agreement that will expand the size of the Board of Directors to nine from six members. The slate of directors for the 2012 annual meeting of the shareholders will include four incumbent directors and the following five new nominees: Alan L. Bazaar, Don C. Bell III, Richard K. Colemen, Jeffrey E. Eberwein, and Andrew J. MacMillan.

Guy Nissenson, Chairman, President and CEO of NTS, Inc., stated, “We are pleased to have reached an agreement with CNS, which we believe is in the best interest of the Company and all its stockholders.  I believe the mutually recommended slate of directors, if elected, will add stronger shareholder representation and I look forward to working with them to drive long term value for shareholders.  I would like to thank Israel Singer and Niv Krikov, who will be stepping down as directors after the 2012 annual meeting, for their invaluable service to the Board.  Our business has undergone significant change – including the acquisition of our subsidiary, NTS Communications, divestiture of our UK and Israeli operations, and winning of the stimulus awards -- to ultimately focus on the attractive broadband opportunity in the U.S.  I very much look forward to working with Niv in his continued role as Chief Financial Officer."

Jeffrey Eberwein, for CNS, stated, “We are delighted to reach this agreement and look forward to working constructively with the Board and management team to help maximize value for all shareholders.”

New Board Nominees:

Alan L. Bazaar is a Partner and Managing Director of Hollow Brook Wealth Management LLC where he is responsible for investment research and portfolio management having served in this position since 2010.  From 1999 until 2010, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all aspects of the investment decision-making process including all elements of due diligence. From 2004 until 2008, Mr. Bazaar served on the board of Media Sciences International, Inc. and during his tenure served at various times on its Audit Committee, Compensation Committee and Nominating and Governance Committee.  Mr. Bazaar was formerly a director of Airco Industries, Inc., a privately held manufacturer of aerospace products and was with Arthur Andersen LLP in the Assurance and Financial Buyer's Practices group and in their Business Fraud and Investigation Services Unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Master of Business Administration from the Stern School of Business at New York University.

Don C. Bell III is a telecom and technology entrepreneur and investor.  Since 2011, Mr. Bell has been a private investor, and serves as General Partner of Tidal Capital, an investment fund majority owned by the Bell family and focused on Internet communications investments.  From 2007 until 2011, Mr. Bell served as the President/CEO and owner of Tidal Research, an Internet advertising company he founded and subsequently sold.  During the ten years prior to launching Tidal Research, Mr. Bell was a senior executive with two portfolio companies of Goldman Sachs Capital Partners (IPC Systems and Clearwire), and a member of the Investment Banking Division of Goldman Sachs Group.  At IPC Systems, a telecom products and services company serving clients in 40 countries, Mr. Bell served as Senior Vice President of Marketing and Corporate Development and as head of worldwide product development. At Clearwire (NASDAQ: CLWR), a wireless broadband services provider, Mr. Bell served as Vice President and led the company’s business development and product development functions prior to the 2003 sale of the company from Goldman Sachs Capital Partners to Craig McCaw. Mr. Bell holds a BA in Classics, with honors, from St. John’s College and a Master in Business Administration in Finance from the Wharton School, University of Pennsylvania.

Richard K. Coleman, Jr., is a private investor and technological advisor. Since 1998 Mr, Coleman has been the founder and President of Rocky Mountain Venture Services (RMVS) assisting multiple technology companies to plan and launch new business ventures and restructuring initiatives. Mr. Coleman has served in a variety of senior operational roles including CEO of Vroom Technologies, COO of Metronet Communications, and President of US West Long Distance. He also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications. Mr. Coleman served on a number of private, public, and non-profit boards including Colorado’s Internet and Telecommunications Alliance, ZenAstra Photonics, NxGen Networks, Inc, NY State Education and Research Network, Rochester Museum of Science and Technology, and Glenmoor Homeowner’s association.  Mr. Coleman is a graduate of the USAF Academy and the USAF Communications Systems Officer School and also holds a Masters in Business Administration from Golden Gate University.

Jeffrey E. Eberwein is currently a private investor. From January 2009 until December 2011, Mr. Eberwein was a Portfolio Manager at Soros Fund Management. Prior to Soros, Mr. Eberwein was a Portfolio Manager at Viking Global Investors and Cumberland Associates. Mr. Eberwein currently serves on the board of directors of Goldfield Corporation (NYSE MKT: GV) where he is a member of the Audit Committee and also on the board of directors of Digirad Corporation (NASDAQ: DRAD), where he chairs the Strategic Advisory Committee and also serves as a member of the Compensation and Corporate Governance Committees. Mr. Eberwein also serves on the board of directors of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned a BBA, with high honors, from the University of Texas at Austin and a Master in Business Administration from the Wharton School at the University of Pennsylvania.

Andrew J. MacMillan is a corporate communications professional with 18 years of corporate communications experience in the global securities industry, plus 18 years of direct investment banking and related experience. Since 2010, Mr. MacMillan serves as an independent management consultant for MacMillan Marketing Consulting providing marketing and communications advisory to clients. Prior to that from 2007 until 2010 Mr. MacMillan served as Director, Global Communications & Marketing of AXA Rosenberg, a leading equity asset management firm. Prior to that Mr. MacMillan served in a variety of corporate communication roles including Senior Vice President of Corporate Communications & Government Affairs at Ameriprise Financial, Head of Corporate Communications at Barclays Capital, Senior Vice President of Corporate Communications of The Nasdaq Stock Market and Director of Corporate Communications at Credit Suisse First Boston. Mr. MacMillan previously served as an investment banker, acquisition officer, and consultant directly involved with capital raising, acquisitions, and financial feasibility studies. Mr. MacMillan holds a BS in Industrial Engineering from the University of Iowa and a Masters in Business Administration from Harvard.

About NTS

NTS is a provider of high speed broadband services, including internet access, digital cable TV programming and local and long distance telephone service to residential and business customers in northern Texas and southeastern Louisiana.  NTS' Fiber-To-The-Premise (FTTP) network provides one of the fastest internet connections available.  For the Company's website, please visit: www.ntscom.com.

Important Additional Information

NTS will be filing a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read NTS’ 2012 definitive proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of NTS’ 2012 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by NTS with the SEC in connection with its 2012 annual meeting of shareholders for no charge at the SEC’s website at www.sec.gov.  NTS, its directors, executive officers and certain employees are deemed participants in the solicitation of proxies from shareholders in connection with NTS’ 2012 annual meeting of shareholders. Information regarding NTS’ directors, executive officers and other persons who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2012 annual meeting of shareholders, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement for NTS’ 2012 annual meeting of shareholders when it is filed with the SEC.

Investor Relations Contact John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Company Contact Niv Krikov, CFO Tel: 1.806.771.1181 E-mail: niv@ntscominc.com